Exhibit 99.1
Earthstone Energy Announces Significant Midland Basin Acquisition

Acquiring Independence Resources Management, LLC

Increases Production and Adjusted EBITDAX by ~50% While Maintaining Balance Sheet Strength

Improves Positioning for Additional Permian Basin Consolidation

The Woodlands, Texas, December 17, 2020 – Earthstone Energy, Inc. (NYSE: ESTE) (“Earthstone” or the “Company”) today announced that it has entered into a definitive agreement to acquire Independence Resources Management, LLC (“IRM”), a privately held independent E&P company backed by Warburg Pincus, LLC and its affiliates (“Warburg”), and operating in the Midland Basin (the “Transaction”). The aggregate purchase price of the Transaction is expected to be approximately $185.9 million consisting of an estimated amount of $135.2 million in cash as of November 30, 2020 (but expected to be lower on the closing date based on current forecasts) and approximately 12.7 million shares of Earthstone’s Class A common stock valued at $50.8 million based on a closing share price of $3.99 on December 16, 2020. The Transaction is expected to close in the first quarter of 2021.

Highlights of IRM’s asset base and operations include:
•Average Production of 8,780 (1) Boepd (66% oil) for the third quarter of 2020
•LTM Adjusted EBITDAX (2) of $81.3 million as of 9/30/20
•Large PDP base with estimated PV-10 (3) as of 12/1/20 of approximately $173 million from 16.3 MMBoe of reserves (4)
•Approximately 4,900 core net acres (100% HBP, 93% operated) in Midland and Ector counties
–Inventory of 70 high-quality undeveloped horizontal locations with an average IRR of 45% at strip pricing as of 11/30/20
–Inventory targeting the Middle Spraberry, Lower Spraberry and Wolfcamp A zones
–Additional potential locations in the Jo Mill, Wolfcamp B and Wolfcamp D zones
•Additional 38,500 net acres (100% HBP, 100% operated) in the eastern Midland Basin

Pro forma impact on Earthstone includes:
•52% increase to pro forma 3Q20 production from ~17,000 Boepd to ~25,700 Boepd
•50% increase to pro forma LTM Adjusted EBITDAX as of 9/30/20 from $164 million to $246 million
•Pro forma net debt to LTM Adjusted EBITDAX of 1.1x at 9/30/20
•Borrowing base increase of 50%, from $240 million to $360 million, under the Company’s senior secured revolving credit facility (“Credit Facility”) upon closing
•Existing Earthstone shareholders retain 83.7% of common equity
•Expected to be accretive on all key financial metrics
•Targeted 25% reduction in go forward Cash G&A(5) per unit costs

Management Comments

Mr. Robert J. Anderson, President and CEO of Earthstone, commented, “This Transaction is another important step in the execution of our growth strategy to further increase our scale with high-quality accretive acquisitions. This is consistent with our stated strategy to be a consolidator in the Permian Basin and positions us well for additional value-enhancing transactions. We will maintain strict financial discipline as we consider future transactions, both as it relates to valuation and to maintaining our balance sheet strength.”

“The addition of these complementary Midland Basin assets increases our production and Adjusted EBITDAX by approximately 50% with minimal impact to leverage. Additionally, we will be adding 70 gross high-graded drilling locations from IRM’s core acreage that carry a similar return profile to our highly economic Midland Basin wells and will compete with our existing inventory for future development capital. With the large majority of IRM’s production coming from its core acreage in Midland and Ector counties, the acquired assets have a very similar and complementary low operating cost, high margin profile as our existing assets, allowing us to maintain our peer-leading cash margin operating profile. With a minimal need for incremental general and administrative costs, we expect to improve cash margins further by targeting an approximately 25% decrease in our go forward Cash G&A(5) per unit costs. This added scale and quality inventory enhances our development options and free cash flow(6) generating capacity. We target resuming drilling activity in the first half of 2021 through a one-rig program that we expect to be fully funded well within our operating cash flows.”

Transaction Consideration and Sources

The consideration for the Transaction consists of approximately 12.7 million shares of Earthstone’s Class A common stock, which represents 16.3% of total Class A and Class B common stock on a pro forma basis, and a cash amount estimated to be $135.2 million as of November 30, 2020, but expected to be lower on the closing date based on current forecasts. Earthstone intends to fund the cash portion of the consideration and fees and expenses, with cash on hand and new borrowings under its Credit Facility, under which it has received commitments from lenders to increase the borrowing base from the current $240 million to $360 million in conjunction with closing of the Transaction.

Approvals and Leadership

The Transaction has been unanimously approved by the Board of Directors of Earthstone and by the members of IRM. No further approvals are required. In conjunction with the Transaction, Warburg will have the right to appoint one director to Earthstone’s Board of Directors. EnCap Investments, L.P. (“EnCap”) will maintain the three existing EnCap-affiliated directors, resulting in a Board of Directors consisting of nine members. No changes to Earthstone management will occur in connection with the Transaction.

Advisors

RBC Capital Markets, LLC and Wells Fargo Securities, LLC acted as financial advisors to Earthstone. Jefferies LLC acted as financial advisor to IRM. Legal advisors included Jones & Keller, P.C. for Earthstone, and Latham & Watkins, L.L.P. for IRM.

About Earthstone Energy, Inc.

Earthstone Energy, Inc. is a growth-oriented, independent energy company engaged in the development and operation of oil and natural gas properties. Its primary assets are located in the Midland Basin of west Texas and the Eagle Ford Trend of south Texas. Earthstone is listed on the New York Stock Exchange under the symbol “ESTE.” For more information, visit the Company’s website at www.earthstoneenergy.com.

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(1)Earthstone management estimate of IRM three stream sales volumes for the quarter ended September 30, 2020.
(2)Adjusted EBITDAX is a non-GAAP financial measure. See Non-GAAP Financial Measure section below.
(3)PV-10 is a non-GAAP measure that differs from a measure under GAAP known as “standardized measure of discounted future net cash flows” in that PV-10 is calculated without including future income taxes.
(4)Earthstone management estimate of proved developed producing reserve volumes and values as of December 1, 2020, discounting cash flows at a rate of 10% and utilizing NYMEX strip prices as of November 30, 2020.
(5)Cash G&A is a non-GAAP measure defined as general and administrative expenses less stock-based compensation which is not settled in cash.
(6)As used in this news release, “free cash flow”, a non-GAAP measure, means Adjusted EBITDAX, less interest expense, less accrual-based capital expenditures.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Transaction to Earthstone and its stockholders, the anticipated completion of the proposed Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the combined company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: the ability to complete the proposed Transaction on anticipated terms and timetable; Earthstone’s ability to integrate its combined operations successfully after the Transaction and achieve anticipated benefits from it; the possibility that various closing conditions for the Transaction may not be satisfied or waived; risks relating to any unforeseen liabilities of Earthstone or IRM; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Credit Facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the ability to successfully complete any potential asset dispositions and the risks related thereto; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K for the year ended December 31, 2019, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other

Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. Earthstone and IRM undertake no obligation to revise or update publicly any forward-looking statements except as required by law.

Contacts

Mark Lumpkin, Jr.
Executive Vice President – Chief Financial Officer
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
mark.lumpkin@earthstoneenergy.com

Scott Thelander
Vice President of Finance
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, TX 77380
281-298-4246
scott@earthstoneenergy.com

Earthstone Energy, Inc.
Non-GAAP Financial Measures
Unaudited

I. Adjusted EBITDAX

The non-GAAP financial measure of Adjusted EBITDAX (as defined below), as calculated by Earthstone below, is intended to provide readers with meaningful information that supplements Earthstone’s financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Further, this non-GAAP measure should only be considered in conjunction with financial statements and disclosures prepared in accordance with GAAP and should not be considered in isolation or as a substitute for GAAP measures, such as net income or loss, operating income or loss or any other GAAP measure of financial position or results of operations. Adjusted EBITDAX is presented herein and reconciled from the GAAP measure of net (loss) income because of its wide acceptance by the investment community as a financial indicator.

Earthstone and IRM define “Adjusted EBITDAX” as net (loss) income plus, when applicable, accretion of asset retirement obligations; impairment expense; depreciation, depletion and amortization; interest expense, net; transaction costs; loss (gain) on sale of oil and gas properties, net; rig termination expense; exploration expense; unrealized loss (gain) on derivative contracts; stock-based compensation (non-cash); and income tax expense.

Earthstone’s and IRM’s Adjusted EBITDAX measure provides additional information that may be used to better understand their operations. Adjusted EBITDAX is one of several metrics that Earthstone and IRM use as a supplemental financial measurement in the evaluation of their business and should not be considered as an alternative to, or more meaningful than, net (loss) income as an indicator of operating performance. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost of depreciable and depletable assets. Adjusted EBITDAX, as used by Earthstone and IRM, may not be comparable to similarly titled measures reported by other companies. Earthstone and IRM believe that Adjusted EBITDAX is a widely followed measure of operating performance and is one of many metrics used by their management teams and by other users of their consolidated financial statements. For example, Adjusted EBITDAX can be used to assess their operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure and to assess the financial performance of their assets and their company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of Net (loss) income to Adjusted EBITDAX for the periods indicated:

($000s)	Twelve Months Ended
	September 30, 2020
	ESTE	IRM	Pro Forma
Net (loss) income	$(16,693)	$(66,645)	$(83,338)
Accretion of asset retirement obligations	191	1,254	1,445
Depreciation, depletion and amortization	103,058	46,852	149,910
Impairment expense	62,548	56,600	119,148
Interest expense, net	6,038	11,281	17,319
Transaction costs	(45)	—	(45)
Loss (gain) on sale of oil and gas properties	(3,866)	—	(3,866)
Rig termination expense	426	1,998	2,424
Exploration expense	951	27,226	28,177
Unrealized loss (gain) on derivative contracts	1,051	346	1,397
Stock based compensation (non-cash)(1)	9,633	2,961	12,594
Income tax expense	1,049	(575)	474
Adjusted EBITDAX	$164,341	$81,298	$245,639

(1)Included in Earthstone's General and administrative expense in the Condensed Consolidated Statements of Operations.